October 25, 2016 ©2016 DISCOVER FINANCIAL SERVICES 3Q16 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

3Q16 Summary Financial Results

($MM, except per share data)	3Q16	3Q15	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,301	$2,188	$113	5%
Provision for Loan Losses	445	332	(113)	(34%)
Operating Expense	895	882	(13)	(1%)
Direct Banking	931	950	(19)	(2%)
Payment Services	30	24	6	25%
Total Pre-Tax Income	961	974	(13)	(1%)
Income Tax Expense	322	362	40	11%
Net Income	$639	$612	$27	4%
ROE	**23%**	**22%**		
Diluted EPS	**$1.56**	**$1.38**	**$0.18**	**13%**
Pre-tax, Pre-Provision Income[(1)]	1,406	1,306	100	8%

- Diluted EPS of $1.56, up 13% YOY
- Revenue net of interest expense of $2.3Bn, up 5% YOY, as higher net interest income was partially offset by higher rewards expense
- Provision for loan losses increased $113MM, or 34%, due primarily to a $75MM reserve build
- Expenses increased $13MM, or 1%, due to marketing investments and higher regulatory and compliance staffing costs, partially offset by the elimination of mortgage-related expenses
- Income tax expense of $322MM, down 11% YOY, includes one-time items of $28MM related to the favorable resolution of certain tax matters

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation

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DISCOVER

3Q15 3Q16 100 80 60 40 20 0 $70.1 $55.7 $8.8 $5.4 $73.6 $58.0 $9.0 $6.3 3Q15 3Q16 50 40 30 20 10 0 $31.4 $36.3 $6.6 $3.2 $31.8 $33.9 $7.3 $3.3 3Q16 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +5% Card +4% Student +3% Personal +16% PULSE -6% Diners(1) +12% Network Partners +3% Proprietary +1% Total Network Volume down 1% YOY Payment Services

3Q16 Revenue Detail • Net interest income of $1.8Bn, up 8% YOY due primarily to loan growth and higher net interest margin • Discount and interchange revenue of $631MM, up 3% YOY driven by merchant mix and by the increase in card sales • Rewards rate increased 13bps YOY driven by higher promotional rewards, primarily double rewards for new accounts • Rewards rate expected to be ~119bps for FY 2016 Note(s) 1. Rewards cost divided by Discover card sales volume 5 B / (W) ($MM) 3Q16 3Q15 $ Δ % Δ Interest Income $2,184 $2,008 $176 9% Interest Expense 359 323 (36) (11%) Net Interest Income 1,825 1,685 140 8% Discount/Interchange Revenue 631 614 17 3% Rewards Cost 368 326 (42) (13%) Net Discount/Interchange Revenue 263 288 (25) (9%) Protection Products Revenue 60 62 (2) (3%) Loan Fee Income 91 87 4 5% Transaction Processing Revenue 40 39 1 3% Other Income 22 27 (5) (19%) Total Non-Interest Income 476 503 (27) (5%) Revenue Net of Interest Expense $2,301 $2,188 $113 5% Direct Banking $2,233 $2,120 $113 5% Payment Services 68 68 — —% Revenue Net of Interest Expense $2,301 $2,188 $113 5% Change ($MM) 3Q16 3Q15 QOQ YOY Discover Card Sales Volume $30,683 $30,374 —% 1% Rewards Rate(1) 1.20% 1.07% -1bp 13bps

3Q16 Net Interest Margin 6 • Net interest margin on receivables increased 37bps YOY due to higher total yield partially offset by higher funding costs • Total interest yield of 11.82% increased 45bps YOY driven primarily by higher card yield • Credit card yield increased 50bps YOY due to portfolio mix and the prime rate increase • Average direct to consumer and affinity deposits grew 17% YOY and made up 46% of total funding • Funding costs on interest-bearing liabilities increased 10bps YOY to 1.92% primarily due to higher market rates and higher FDIC expense Change (%) 3Q16 QOQ YOY Total Interest Yield 11.82% 10 bps 45 bps NIM on Receivables 9.99% 5 bps 37 bps NIM on Interest-Earning Assets 8.34% 9 bps 26 bps 3Q16 3Q15 ($MM) Average Balance Rate Average Balance Rate Credit Card $57,561 12.53% $55,281 12.03% Private Student 8,795 7.13% 8,580 6.88% Personal 6,036 12.23% 5,307 12.08% Other 276 4.96% 294 4.44% Total Loans 72,668 11.82% 69,462 11.37% Other Interest-Earning Assets 14,382 0.68% 13,312 0.52% Total Interest-Earning Assets $87,050 9.98% $82,774 9.62% Direct to Consumer and Affinity $34,488 1.26% $29,477 1.23% Brokered Deposits and Other 14,267 1.90% 16,857 1.55% Interest Bearing Deposits 48,755 1.45% 46,334 1.35% Borrowings 25,484 2.82% 23,910 2.74% Total Interest-Bearing Liabilities $74,239 1.92% $70,244 1.82%

3Q16 Operating Expense Detail

($MM)	3Q16	3Q15	B / (W) $ Δ	B / (W) % Δ
Employee Compensation and Benefits	$342	$337	($5)	(1%)
Marketing and Business Development	195	168	(27)	(16%)
Information Processing & Communications	81	84	3	4%
Professional Fees	143	160	17	11%
Premises and Equipment	25	24	(1)	(4%)
Other Expense	109	109	—	—%
Total Operating Expense	$895	$882	($13)	(1%)
Direct Banking	$857	$838	($19)	(2%)
Payment Services	38	44	6	14%
Total Operating Expense	$895	$882	($13)	(1%)
Operating Efficiency[(1)]	**38.9%**	**40.3%**		**140 bps**
Adjusted Operating Efficiency[(2)]	**38.9%**	**38.0%**		**-90 bps**

- Employee compensation and benefits of $342MM, up 1% YOY primarily due to higher regulatory and compliance staffing
- Marketing and business development expenses up 16% YOY primarily due to incremental investments to drive new card accounts
- Professional fees of $143MM, down 11% YOY, primarily due to the completion of look back related anti-money laundering remediation expenses in 2Q16
- 3Q15 included $23MM in expenses related to the wind-down of the home loans business

Note(s)

1. Defined as reported total operating expense divided by revenue net of interest expense
2. 3Q15 operating efficiency ratio adjusted for $28 million in look back related anti-money laundering remediation expenses, and revenue of $2 million and expense of $23 million excluded due to exiting the home loans business. Management believes adjusted operating efficiency, which is a non-GAAP measure, helps investors understand the effect of activities that are not expected to continue and provides investors with a useful metric to evaluate the company's ongoing operating performance; see appendix for a reconciliation

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DISCOVER

3Q16 Provision for Loan Losses and Credit Quality

($MM)	3Q16	3Q15	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$370	$324	($46)	(14%)
Reserve Changes build/(release)	75	8	(67)	NM
Total Provision for Loan Loss	$445	$332	($113)	(34%)

(%)	3Q16	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	2.93%	-28 bps	10 bps
Net Principal Charge-Off Rate	2.17%	-22 bps	13 bps
30-Day Delinquency Rate	1.87%	24 bps	22 bps
Reserve Rate	2.86%	6 bps	24 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	1.02%	-8 bps	8 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.87%	-1bp	-1 bp
Reserve Rate (excl. PCI Loans)[1]	1.92%	-3 bps	8 bps
Personal Loans			
Net Principal Charge-Off Rate	2.63%	25 bps	64 bps
30-Day Delinquency Rate	0.98%	-4 bps	18 bps
Reserve Rate	2.98%	-9 bps	49 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)[1]	2.77%	-22 bps	13 bps
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	2.10%	-17 bps	16 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.79%	19 bps	19 bps
Reserve Rate (excl. PCI Loans)[1]	2.81%	4 bps	24 bps

- Net charge-offs of $370MM, up 14% YOY and reserve build of $75MM both primarily due to loan growth
- Card net charge-off rate increased 13bps YOY to 2.17%
- Card 30+ day delinquency rate of 1.87% increased 22bps YOY
- Student loan net charge-off rate excluding PCI loans of 1.02%, up 8bps YOY
- Personal loan net charge-off rate of 2.63%, up 64bps YOY

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the Company is recognizing interest income on a pool of loans, it is all considered to be performing

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DISCOVER

Capital Position 9 Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in) is calculated using Basel III Fully Phased-in Common Equity Tier 1 Capital, a non-GAAP measure. The Company believes that the Common Equity Tier 1 Capital Ratio based on Fully Phased-in Basel III rules is an important complement to the existing capital ratios and for comparability to other financial institutions. For the corresponding reconciliation of Common Equity Tier 1 Capital and risk weighted assets calculated under Fully Phased-in Basel III rules to Common Equity Tier 1 Capital and risk weighted assets calculated under Basel III transition rules, see appendix Capital Ratios • Common Equity Tier 1 Capital Ratio (Basel III fully phased-in) down 40bps sequentially due to capital deployment and loan growth • Repurchased $582MM of shares including the additional $100MM previously announced following the non-objection by the Federal Reserve to our de minimis request Basel III Transition 3Q16 2Q16 3Q15 Total Risk Based Capital Ratio 16.3% 16.7% 17.1% Tier 1 Risk Based Capital Ratio 14.6% 15.0% 15.2% Tier 1 Leverage Ratio 12.6% 12.8% 13.1% Common Equity Tier 1 Capital Ratio 13.9% 14.3% 14.4% Basel III Fully Phased-in Common Equity Tier 1 Capital Ratio(1) 13.8% 14.2% 14.3%

Appendix

Reconciliation of GAAP to Non-GAAP Data Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance 2. Adjusted operating efficiency, which is a non-GAAP measure, helps investors understand the effect of activities that are not expected to continue and provides investors with a useful metric to evaluate the company’s ongoing operating performance 11 Quarter Ended (unaudited, in millions, except per share statistics) Sep 30, 2016 Sep 30, 2015 Provision for loan losses $445 $332 Income before income taxes 961 974 Pre-tax, pre-provision income(1) $1,406 $1,306 Revenue net of interest expense $2,301 $2,188 Excluding 3Q15 revenue associated with the Home Loans business — 2 Adjusted revenue net of interest expense $2,301 $2,186 Total operating expense 895 882 Excluding anti-money laundering and related compliance program expenses — 28 Excluding expenses related to exiting Home Loans business — 23 Adjusted operating expense $895 $831 Adjusted operating efficiency(2) 38.9% 38.0%

Reconciliation of GAAP to Non-GAAP Data (cont'd) Quarter Ended (unaudited, in millions) Sep 30, 2016 Jun 30, 2016 Sep 30, 2015 Note(s) 1. Adjustments related to capital components for fully phased-in Basel III include the phase-in of the intangible asset exclusion 2. Key differences under fully phased-in Basel III rules in the calculation of risk weighted assets include higher risk weighting for past due loans and unfunded commitments 3. Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in) is calculated using Common Equity Tier 1 Capital (Basel III Fully Phased-in), a non-GAAP measure, divided by Risk Weighted Assets (Basel III Fully Phased-in) 12 Common Equity Tier 1 Capital (Basel III Transition) $10,618 $10,677 $10,612 Adjustments Related to Capital Components During Transition(1) (52) (53) (82) Common Equity Tier 1 Capital (Basel III Fully Phased-in) $10,566 $10,624 $10,530 Risk Weighted Assets (Basel III Transition) $76,560 $74,892 $73,526 Risk Weighted Assets (Basel III Fully Phased-in)(2) $76,493 $74,824 $73,423 Common Equity Tier 1 Capital Ratio (Basel III Transition) 13.9% 14.3% 14.4% Common Equity Tier 1 Capital Ratio (Basel III Fully Phased-in)(3) 13.8% 14.2% 14.3%